Exhibit 5.1
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                                          November 8, 1999



Sbarro, Inc.
Subsidiary Guarantors Listed on Schedule A hereto
401 Broadhollow Road
Melville, New York  11747

Ladies and Gentlemen:

         We are acting as special counsel to Sbarro, Inc., a New York corporation (the "Company"), and each of the subsidiaries of the Company listed on Schedule A hereto (the "Subsidiary Guarantors") in connection with a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed exchange of up to $255,000,000 in principal amount of 11% Senior Notes due 2009 being registered under the Registration Statement (the "New Notes") for the same principal amount of the Company's issued and outstanding Senior Notes due 2009 (the "Old Notes"). The Old Notes were issued, and New Notes are to be issued, pursuant to the Indenture, dated September 28, 1999 (the "Indenture"), between the Company and Firstar Bank, N.A. (the "Trustee"). The Company's payment obligations under the New Notes will be jointly and severally guaranteed by the Subsidiary Guarantors (the "Guarantees").

         In connection with the foregoing, we have examined, among other things, the Registration Statement, the Indenture being filed as Exhibit 4.1 to the Registration Statement, the form of the New Notes and original or copies of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

         In addition, we have made such other investigations of applicable law as we deemed necessary to enable us to provide you with the opinions hereafter expressed. In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the accuracy of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. In addition, we have assumed and without independent investigation have relied upon the factual accuracy of the representations, warranties and other information contained in the items we examined and upon the assumptions we have made in this opinion. As to any facts material to the opinions hereafter expressed that were not independently established or verified, we have relied upon the statements or certificates of officers of the Company, the Guarantors, public officials and others.



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Sbarro Inc.
Subsidiary Guarantors Listed on Schedule A hereto


         We have assumed that the Trustee has the requisite power and authority to enter into and perform its obligations under the Indenture, that the Indenture has been duly authorized, executed and delivered by the Trustee, and that the Indenture constitutes a legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms.

         Based   upon  the   foregoing,   and   subject   to  the   limitations,
qualifications and assumptions set forth herein, we are of the opinion that:

         (1) When the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Securities Act"), the New Notes have been duly executed by the Company and duly authenticated by the Trustee and the New Notes have been issued in exchange for the Old Notes in accordance with the terms of the Indenture, then the New Notes will constitute valid and binding obligations of the Company; and

         (2) When the Registration Statement has become effective under the Securities Act, the New Notes have been duly executed by the Company and duly authenticated by the Trustee and the New Notes have been issued in exchange for the Old Notes in accordance with the terms of the Indenture, then the Guarantees will constitute valid and binding obligations of the Subsidiary Guarantors as to the New Notes in accordance with the terms of the Guarantees.

         Our opinions above are subject to the following:

         A. (i) Applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and
(3) the exercise of the discretionary power of any court or other authority before which may be brought any proceeding seeking equitable or other remedies.

         B. We express no opinion as to the enforceability of the waiver provisions contained in Section 4.06 of the Indenture.

         C. We have assumed that neither the Company nor any Subsidiary Guarantor will take any action that would result in any violation of, or conflict with, or otherwise abrogate their respective obligations to consummate the transactions relating to or contemplated by the Registration Statement or the Indenture.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

         We are counsel admitted to practice only in the State of New York and we express no opinion as to the applicable laws of any jurisdiction other than those of the State of New York


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Sbarro Inc.
Subsidiary Guarantors Listed on Schedule A hereto


and the federal laws of the United States of America. We note that certain of the Guarantors were incorporated in jurisdictions other than the State of New York. For the purposes of this opinion, we have assumed that the applicable laws of such jurisdictions are the same as the applicable laws of the State of New York. The opinions expressed herein are given as of the date hereof and we undertake no obligations to supplement this letter if any applicable law changes after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

                                     Very truly yours,

                                     /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP


                                     PARKER CHAPIN FLATTAU & KLIMPL, LLP



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


Sbarro Inc.
Subsidiary Guarantors Listed on Schedule A hereto


                                   SCHEDULE A
                                   ----------

                                                        Jurisdiction of
Name of Corporation                                       Organization
-------------------                                     ---------------

Sbarro Properties, Inc.                                      New York
Sbarro America, Inc.                                         New York
Sbarro America Properties, Inc.                              New York
Sbarro's of Texas, Inc.                                       Texas
Italian Food Franchising, Inc.                               New York
Corest Management, Inc.                                      New York
Franrest Management, Inc.                                    New York
Larkfield Equipment Corp.                                    New York
Sbarro Foods, Inc.                                           New York
Sbarro of Roosevelt Field, Inc.                              New York
Sbarro of Virginia, Inc.                                     Virginia
Demefac Leasing Corp.                                        New York
Franchise Contracting and Equipment Corp.                    New York
Melville Advertising Agency Inc.                             New York
Sbarro Commack, Inc.                                         New York
Sbarro Dominion Limited                               New Brunswick, Canada
Sbarro of Las Vegas, Inc.                                    New York
Sbarro of Hawaii, Inc.                                       New York
Sbarro of Pennsylvania, Inc.                               Pennsylvania
Sbarro Franchise Associates, Inc.                            New York
Sbarro H.D.F., Inc.                                          New York
N.H.D., Inc.                                                 New York
Bushranger Holding, Inc.                                     New York
Melville Pizzeria, Inc.                                      New York
Sbarro One World Trade, Inc.                                 New York
401 Broad Hollow Realty Corp.                                New York
401 Broad Hollow Fitness Center Corp.                        New York
Sbarro Bistros, Inc.                                         New York
Syosset Bistro, Inc.                                         New York


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